EXHIBIT 10.33
                                                                   -------------

                            ON TECHNOLOGY CORPORATION

                           STOCK RESTRICTION AGREEMENT
                           ---------------------------


         THIS IS AN AGREEMENT made as of the 28th day of December, 2000 between ON Technology Corporation, a Delaware corporation (the "Company"), and Robert L. Doretti (the "Stockholder").

         For valuable consideration, receipt of which is acknowledged, the Company and the Stockholder agree as follows:

         1. Purchase of Shares. Contemporaneously with the execution of this Agreement, the Stockholder has exercised an option to purchase, subject to the terms and conditions of this Agreement, 300,000 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company ("Common Stock"), at a purchase price of $.10 per share. The aggregate purchase price for the Shares was paid by the Stockholder by check payable to the order of the Company, or by such other method as may be acceptable to the Company. The Stockholder agrees that both the Shares and any other capital stock of the Company subsequently acquired by the Stockholder will be subject to the repurchase option set forth in Section 2 and the restrictions on transfer set forth in Section 3 of this Agreement.

         2. Resale of Shares. If the Stockholder ceases to be employed by the Company for any reason or for no reason:

              (a) at any time prior to February 1, 2001, the Stockholder shall immediately sell and transfer to the Company all Shares held by the Stockholder;

              (b) at any time on or after February 1, 2001 but prior to May 1, 2002, the Stockholder shall be entitled to retain 75,000 Shares and shall immediately sell and transfer to the Company 225,000 Shares held by the Stockholder;

              (c) for each three month period commencing on (but including) May 1, 2002 and ending with (but including) February 1, 2004, the number of Shares which the Stockholder shall be entitled to retain shall be increased by 18,750 Shares per three-month period and there shall be a corresponding decrease in the number of Shares which the Stockholder would be required to sell and transfer to the Company; and

              (d) after February 1, 2004, the Stockholder shall be entitled to retain all Shares held by him;

              (e) Any Shares required to be transferred and sold by the Stockholder to the Company shall be sold by the Stockholder and purchased by the Company at $.10 per Share, such consideration to be paid by the Company in cash or by check.
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              (f) Notwithstanding anything herein to the contrary, in the event of a consolidation or merger in which the Company is not the surviving corporation or results in a change of 50% or more of the Company's equity securities, or in the event of the acquisition of all or substantially all of the Company's outstanding Common Stock by a single person, entity or group of persons or entities acting in concert, or in the event of the sale or the transfer of all or substantially all of the assets of the Company, prior to the fourth anniversary of the date hereof (each, an "Organic Event"), then, in connection with, and immediately prior to, the consummation of such Organic Event, the repurchase provisions of this Section 2 shall terminate and the Stockholder may retain all Shares subject to this Agreement.

         3. Restrictions on Transfer. The Stockholder shall not (directly or indirectly through an agent, executor, heir, administrator, trustee, receiver, conservator or other representative) sell, assign, exchange, encumber, distribute, bequeath, transfer, pledge, hypothecate or otherwise dispose of, by gift or otherwise (collectively "transfer"), any of the Shares, or any interest therein, unless and until the Stockholder shall have complied with the provisions of this Agreement. Notwithstanding the foregoing, the Stockholder may transfer the Shares to the Company or to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, or by will or the laws of descent and distribution; provided, that such Shares shall remain subject to this Agreement and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

         4.   Effect of Prohibited Transfer. The Company will not be required
(a) to transfer on its books any of the Shares or other stock which have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or other stock, or to pay dividends to, any transferee to whom any such Shares or other stock have been so sold or transferred. In addition, in the event that any Shares or other stock are sold or transferred (including by operation of law or otherwise) in violation of any of the provisions set forth in this Agreement, the Company will have the right and option to purchase from the transferring Stockholder and any purported transferee all of such Shares or other stock for a purchase price per share equal to the price per share originally paid by the Stockholder pursuant to this Agreement.

         5. Termination of Agreement. This Agreement shall terminate upon the earlier of (i) the satisfaction of all provisions set forth in Section 2 herein or (ii) ten years from the date of this Agreement.

         6. Restrictive Legend. All certificates representing Shares or other capital stock subject to this Agreement will bear a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

              "The shares of stock represented by this certificate are
              subject to restrictions on transfer and an option to
              purchase set forth in a certain Stock Restriction
              Agreement between the Company and the registered owner of
              this certificate (or his predecessor in interest), and
              such Agreement is available for inspection without charge
              at the office of the Treasurer of the Company."
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         7.   Investment Representations.  The Stockholder represents, warrants and covenants as follows:

              (a) He is purchasing the Shares for his own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

              (b) He has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

              (c) He has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to that purchase.

              (d) He can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

              (e) He understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least two years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

              (f) A legend substantially in the following form will be placed on the certificate representing the Shares:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

         8. Adjustments for Stock Splits, Stock Dividends, etc. If from time to time during the term of this Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the

Stockholder is entitled by reason of his ownership of the Shares or other Company securities will be immediately subject to the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares, and the respective option prices shall be appropriately adjusted.

         9.   Withholding Taxes.

              (a) The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Stockholder.

              (b) If the Stockholder elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Shares and the fair market value of such Shares as of the day immediately preceding the date of the purchase of such Shares by the Stockholder.

         10. Severability. The invalidity or unenforceability of an provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement will be severable and enforceable to the extent permitted by law.

         11. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

         12. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

         13. No Rights To Employment. Nothing contained in this Agreement is to be construed as giving the Stockholder any right to be retained, in any position, as an employee of the Company.

         14. Notice. All notices required or permitted hereunder must be in writing and are deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party to this Agreement at the address shown beneath such party's signature to this Agreement, or at such other address as one party will designate to the other in accordance with this Section 14.

         15. Pronouns. Whenever the context may require, any pronouns used in this Agreement are deemed to include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns are deemed to include the plural, and vice versa.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

         17. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

         18. Governing Law. This Agreement is to be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                     ON TECHNOLOGY CORPORATION


                                     By:
                                         ------------------------
                                     Name:
                                     Title:

                                     Address:  880 Winter Street
                                               Waltham, MA  02451




                                     Stockholder:


                                     ----------------------------
                                     Robert L. Doretti

                                     Address:  297 Commonwealth Avenue, No. 5
                                               Boston, MA  02115